                                                                   EXHIBIT 99.1
DATE:         July 15, 1999

FROM:                                              FOR:
Padilla Speer Beardsley Inc.                       Tower Automotive, Inc.
224 Franklin Avenue West                           4508 IDS Center
Minneapolis, Minnesota 55404                       Minneapolis, Minnesota 55402

John Mackay (612) 871-8877                         Scott Rued (612) 342-2310


FOR IMMEDIATE RELEASE
---------------------

                        TOWER AUTOMOTIVE, INC., ANNOUNCES
           INCREASED REVENUES, OPERATING INCOME AND NET INCOME FOR THE
                       SECOND QUARTER ENDED JUNE 30, 1999


         MINNEAPOLIS, July 15 -- Tower Automotive, Inc. (NYSE: TWR), today announced increased operating results for the second quarter and six months ended June 30, 1999.

         For the second quarter of 1999, revenues were $531 million, a 14 percent increase, compared with $466 million in the 1998 period. Operating income increased 26 percent to $59 million versus $47 million reported last year. Net income for the second quarter of 1999 was $33 million, or 58 cents per diluted share outstanding, versus $24 million, or 46 cents per diluted share, in the comparable 1998 period.

         For the six months ended June 30, 1999, revenues were $1,029 million an 11 percent increase compared with $923 million in the same period for 1998. Operating income rose 30 percent to $112 million from $86 million reported last year. Net income for the six months ended June 30, 1999 was $61 million, or $1.08 per diluted share outstanding, versus $43 million, or 83 cents per diluted share, in the comparable 1998 period.

         In commenting on second-quarter and six-month results, Dugald K. Campbell, president and chief executive officer of Tower Automotive, said, "We are very encouraged with the improvements in our operating results for the second quarter. Strong sales growth for the quarter and the first six months of 1999 continue to provide a solid contribution, resulting in increases in both gross and operating margins compared with a year ago. Additionally, continuing productivity and increased attention to maximizing resource and capital utilization are providing a positive impact to the earnings for the company."


                                     (more)

         Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for original equipment manufacturers of automobiles including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, BMW and Volkswagen. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.























                                     (more)

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                  Three Months Ended June 30,            Six Months Ended June 30,
                                               -----------------------------------    ---------------------------------
                                                     1999                1998              1999               1998
                                               ----------------    ---------------    --------------    ---------------
Revenues                                        $      530,680      $     465,874      $  1,029,252      $    923,003

Cost of sales                                          443,651            395,020           862,776           788,960
                                               ----------------    ---------------    --------------    ---------------

 Gross profit                                           87,029             70,854           166,476           134,043

Selling, general and administrative
 expenses                                               24,584             20,825            47,004            41,965

Amortization expense                                     3,741              3,309             7,191             6,573
                                               ----------------    ---------------    --------------    ---------------

 Operating income                                       58,704             46,720           112,281            85,505

Interest expense, net                                    7,262             12,695            14,529            24,610
                                               ----------------    ---------------    --------------    ---------------

 Income before provision for
  income taxes                                          51,442             34,025            97,752            60,895

Provision for income taxes                              20,577             13,612            39,101            24,360
                                               ----------------    ---------------    --------------    ---------------

 Income before equity in earnings of
  joint ventures and minority interest                  30,865             20,413            58,651            36,535

Equity in earnings of joint ventures                     4,382              3,973             7,295             6,671

Minority interest - dividends on trust
 preferred securities, net                              (2,619)              (640)           (5,242)             (640)
                                               ----------------    ---------------    --------------    ---------------

 Net income                                     $       32,628      $      23,746      $     60,704      $     42,566
                                               ----------------    ---------------    --------------    ---------------
                                               ----------------    ---------------    --------------    ---------------

Basic earnings per common share                 $         0.69      $        0.51      $       1.30      $       0.92
                                               ----------------    ---------------    --------------    ---------------
                                               ----------------    ---------------    --------------    ---------------

Basic shares outstanding                                46,965             46,204            46,766            46,142
                                               ----------------    ---------------    --------------    ---------------
                                               ----------------    ---------------    --------------    ---------------

Diluted earnings per common share               $         0.58      $        0.46      $       1.08      $       0.83
                                               ----------------    ---------------    --------------    ---------------
                                               ----------------    ---------------    --------------    ---------------

Diluted shares outstanding                              64,143             57,133            63,966            55,995
                                               ----------------    ---------------    --------------    ---------------
                                               ----------------    ---------------    --------------    ---------------


                                     (more)

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                             (AMOUNTS IN THOUSANDS)


                                                                            June 30,             December 31,
                             ASSETS                                           1999                   1998
                                                                       ------------------     -----------------
                                                                         (unaudited)
Current assets:
    Cash and cash equivalents                                            $           877        $        3,434
    Accounts receivable                                                          309,371               239,888
    Inventories                                                                   80,719                76,913
    Prepaid tooling and other                                                     82,734               115,859
                                                                       ------------------     -----------------
        Total current assets                                                     473,701               436,094
                                                                       ------------------     -----------------

Property, plant and equipment, net                                               886,109               821,873
Restricted cash                                                                        -                 2,677
Investments in joint ventures                                                    219,115               209,625
Goodwill and other assets, net                                                   463,047               465,898
                                                                       ------------------     -----------------
                                                                         $     2,041,972        $    1,936,167
                                                                       ------------------     -----------------
                                                                       ------------------     -----------------

            LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current liabilities:
    Current maturities of long-term debt and capital lease
     obligations                                                         $        23,400        $       18,191
    Accounts payable                                                             208,329               214,194
    Accrued liabilities                                                          124,482                96,773
                                                                       ------------------     -----------------
        Total current liabilities                                                356,211               329,158
                                                                       ------------------     -----------------

Long-term debt, net of current maturities                                        351,048               316,579
Obligations under capital leases, net of current maturities                       23,435                25,770
Convertible subordinated notes                                                   200,000               200,000
Deferred income taxes                                                             20,376                20,376
Other noncurrent liabilities                                                     157,336               178,738
                                                                       ------------------     -----------------
        Total noncurrent liabilities                                             752,195               741,463
                                                                       ------------------     -----------------

Mandatorily redeemable trust convertible preferred securities                    258,750               258,750

Stockholders' investment:
    Preferred stock                                                                    -                     -
    Common stock                                                                     470                   463
    Warrants to acquire common stock                                               2,000                 2,000
    Additional paid-in capital                                                   434,799               426,471
    Retained earnings                                                            238,138               177,434
    Accumulated other comprehensive income                                          (591)                  428
                                                                       ------------------     -----------------
        Total stockholders' investment                                           674,816               606,796
                                                                       ------------------     -----------------
                                                                         $     2,041,972        $    1,936,167
                                                                       ------------------     -----------------
                                                                       ------------------     -----------------


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